Exhibit 99.1

                      Sonus Networks Announces Preliminary
                  First Quarter Fiscal 2005 Financial Results


    CHELMSFORD, Mass.--(BUSINESS WIRE)--April 18, 2005--Sonus Networks (Nasdaq: SONS), a leading supplier of service provider voice over IP
(VoIP) infrastructure solutions, today announced based on its preliminary review of its financial results, that it expects to report revenue for the first quarter ended March 31, 2005 of between $30 million to $34 million. Based on revenue in this range, the company expects to report a net loss. The company ended the first quarter with approximately $311 million in cash, cash equivalents, long-term investments, and marketable securities. These results are estimates, as the company does not anticipate completing its quarterly review process until early May.
    "We are disappointed that our revenue is lower than anticipated. The revenue shortfall is due to schedule delays for the conversion of certain shipments to revenue and the late renewals of several annual maintenance contracts," said Hassan Ahmed, chairman and CEO, Sonus Networks. "While we expect to recognize revenue below our previous outlook, our business continues to be strong with robust order activity in the quarter that is expected to result in an order to revenue ratio that is modestly below 2. This follows our record order activity in Q4. I am pleased with the healthy demand for our next-generation packet voice solutions both in wireline and wireless networks, and the expanding number of service providers that have adopted Sonus solutions."
    "Sonus continues to lead the market with innovative technologies, a marquee customer base, and strong competitive position, and we maintain our focus on broadening our leadership. Our view of the long-term opportunity has not changed," concluded Ahmed.
    The company will provide additional financial and operating details for the first quarter of 2005 in conjunction with its regularly scheduled conference call that will be held on May 9, 2005.

    Conference Call and Webcast Information

    Sonus Networks will host a conference call and live webcast today, April 18, 2005, beginning at 5:00 p.m. Eastern Time. Interested parties can access the conference call by dialing 1-800-728-2167 or 1-212-346-6517. The webcast of the call can be accessed through the Sonus Networks' website at www.sonusnet.com, Corporate, Investor Relations. Please access the website at least 10 minutes prior to the start of the call to download and install any necessary audio software. An audio recording of the conference call will be available for approximately two weeks after the call. The replay may be accessed by dialing 1-800-633-8284 or 1-402-977-9140, reservation #21244493, or through Sonus Networks' website at www.sonusnet.com, Corporate, Investor Relations.

    About Sonus Networks

    Sonus Networks, Inc. is a leading provider of voice over IP (VoIP) infrastructure solutions for wireline and wireless service providers. With its Open Services Architecture(TM) (OSA), Sonus delivers end-to-end solutions addressing a full range of carrier applications, including trunking and tandem switching, residential and business access, network border switching, and enhanced services. Sonus' voice infrastructure solutions, including media gateways, softswitches, and network management systems, are deployed in service provider networks worldwide. Founded in 1997, Sonus is headquartered in Chelmsford, Massachusetts of U.S. Additional information on Sonus is available at http://www.sonusnet.com.

    This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the "Risk Factors" section of Sonus' Annual Report on Form 10-K dated March 15, 2005 and filed with the SEC, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements. In addition, any forward-looking statements represent Sonus' views only as of today and should not be relied upon as representing Sonus' views as of any subsequent date. While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so.

    Sonus is a registered trademark of Sonus Networks. Open Services Architecture, GSX9000, Insignus and Sonus Insight are trademarks of Sonus Networks. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.


    CONTACT: Investor Relations:
             Sonus Networks
             Jocelyn Philbrook, 978-614-8672
             jphilbrook@sonusnet.com
             or
             Media Relations:
             Laureen McGowan, 617-275-6515
             lmcgowan@greenoughcom.com